Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-142201, No. 333-99911 and No. 333-38836) on Form S-8 of Asta Funding, Inc. of our report dated December 27, 2007 with respect to our audit of the consolidated statements of operations, stockholders’ equity and cash flows for the year ended September 30, 2007, which report appears in the September 30, 2009 annual report on Form 10-K of Asta Funding, Inc.

/s/  Eisner LLP

New York, New York
December 29, 2009

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